LICENSE AGREEMENT
                        (NURESCELL, INC. / NURESCELL AG)

         THIS LICENSE AGREEMENT (this "Agreement") is entered into as of August 15, 2000 by and between NURESCELL, INC., a Nevada corporation ("Licensor") ("USA"), and NURESCELL AG, an entity formed under the laws of the Federal Republic of Germany ("Licensee") ("AG").

1. BACKGROUND FACTS

         1.1 Licensor is the owner of certain intellectual property and has filed for certain patents pending in the field of radiation shielding and encapsulation, hereinafter referred to as the "Technology" or "Licensed Technology". A description of the Technology is annexed hereto as Exhibit 1. Licensee is an entity which is interested in the commercialization and marketing of said Technology in Europe, the British Isles and the countries of the former Soviet Union. Annexed hereto and incorporated herein by reference as Exhibit 2 is the identification of each specific country to which said license will apply. It is contemplated, pursuant to certain related agreements, including the Investment Agreement, that Initially Licensor shall own fifty-one percent (51%) of Licensee and Advanced Technology Industries, Inc., a Delaware corporation
(ATI), shall own forty-nine percent (49%) of Licensee.

2. TERM OF AGREEMENT

         2.1 This Agreement shall commence as of the effective date set forth herein and shall continue in full force and effect, unless otherwise terminated pursuant to this Agreement on August 16, 2020, or the expiration of the patent(s) which have been applied for at the United States Patent Office, pursuant to Patent Application Number 09/187541, which ever shall later occur.

3. GRANT OF LICENSE

         3.1 Licensor, pursuant to this Agreement hereby grants to Licensee a license to use any and all of the Licensed Technology for the purpose of marketing and commercializing said Technology in the geographic area described in Exhibit 2 thereof. All said funds required under this Agreement shall be paid by wire transfer per written instructions of Licensor. Said license shall be exclusive, except as provided in paragraph 5 hereof and may not be assigned, hypothecated transferred or sold in any way, except by prior written consent of Licensor.

         3.2 RIGHT TO SUBLICENSE. The Licensee shall have the right to grant sublicenses within the geographic area identified in Exhibit 2 hereof, provided that it receives prior written consent of Licensor.

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         3.3 CERTAIN LICENSE OBLIGATIONS. Licensee shall in good faith exercise its best efforts to commercially market said technology in the geographical areas described herein and shall cooperate with Licensor in any agreed upon joint efforts. The parties acknowledge that the Licensed Technology and the good will associated therewith has great value and, therefore, Licensee agrees not to take any action that will diminish the value of said Technology.

         3.4 OWNERSHIP OF LICENSED TECHNOLOGY. All Licensed Technology and the goodwill associated therewith is and shall remain the sole and exclusive property of Licensor. Licensee shall not directly or indirectly obtain or attempt to obtain during the term of this Agreement or at any time thereafter, any right title, or interest in and to any of the Licensed Technology or in the goodwill associated therewith. Licensee shall not take any actions which will use or utilize said Licensed Technology in any manner which could jeopardize, limit, impair or interfere in any manner with Licensor's ownership and the right to use and exploit said Licensed Technology or the goodwill associated therewith or depreciate the value thereof.

4. CONSIDERATION

         4.1 Upon execution of this Agreement and, thereafter, on or before the end of each quarter of a 12 month period commencing August 15, 2000, Licensee shall pay Licensor the sum of $250,000.00 for a total of $1,000,000.00 (License
Fee); provided, however, ATI shall be entitled to a credit equal to 51% of the sums advanced by it related to the formation of AG, including reasonable legal fees and costs incurred for any private placement benefitting Licensor. To the extent that any installment or portion thereof of the License Fee is not paid timely, then in that event the share ownership by ATI of AG shall be reduced in proportion to the amount not paid on the basis that $1 million equals 100% of ATI's interest. By way of example, if only one half of the License Fee was paid, ATI's interest in AG would be reduced by fifty percent (50%).

         4.2 Notwithstanding paragraph 4.1, should Licensee raise the minimum of $4,000,000 (equivalent to DM8.2 million) through the sale of AG stock or otherwise prior to the expiration of the 12 month period referred to in 4.1, then in that event, the balance of the license fee of $1,000,000 shall be paid forthwith by AG to USA.

5. WARRANTIES AND COVENANTS

         5.1 Licensor and Licensee hereby represent, warrant and acknowledge the following:

                  (i) Licensee has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

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                  (ii) Licensor has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

                  (iii) Licensee has been duly formed and is in compliance with all of the rules and regulations of the Federal Republic of Germany.

6. TERMINATION

         6.1 EFFECT ON RIGHTS. Termination of this Agreement shall not act as a waiver of any prior breaches of this Agreement and shall not act as a release of either party from any liability for prior breaches of this Agreement.

         8.2 PROHIBITION ON FURTHER USE. As soon as reasonably practicable, following the termination of this Agreement, Licensee shall discontinue the commercialization, distribution and use of said Licensed Technology.

         6.3 SURVIVAL OF PROVISIONS. Said license may be terminated by Licensor for cause. Cause shall include:

                  a. Violation of a material element of this Agreement;

                  b. Failure to pay the license fee set forth in paragraph 4.1 hereof:

                  c. Insolvency of Licensee: and

                  d. Failure of Licensee to deliver shares of stock of NURESCELL
                     AG to Licensor under the Investment Agreement.

7. INDEMNIFICATION

         7.1 LICENSOR. Licensor shall defend (with counsel reasonably satisfactory to Licensee), indemnify, protect and hold harmless Licensee, its agents, officers, directors and shareholders, and each of them, of and from any and all claims, suits, demands, causes of action, judgments, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees and disbursements and court costs) that arise out of or are in connection with (i) the breach of any of Licensor's warranties and representations herein contained, (ii) the breach by Licensor of any of its other obligations under this Agreement and (iii) any claim by a third party alleging that Licensee's use of the Licensed Technology violates such third party's intellectual property rights or any patent that may otherwise exist. Any of the indemnified parties herein named may waive their respective rights of defense, in which case, notwithstanding anything to the contrary in this Agreement, Licensor shall not be responsible for the costs or expenses of any such waiving party's defense. Any costs incurred by any of the indemnified parties which are the responsibility of Licensor to the party incurring such expense, or, alternatively, at Licensee's election. may be deducted by Licensee from any amounts owed to Licensor under this Agreement. Notwithstanding the foregoing, neither an indemnified party hereinabove set forth nor Licensor may settle or compromise any claim, suit, etc. arising under this section without the written consent of the other; provided, however, that such consent shall not be unreasonably withheld.

         Notwithstanding anything to the contrary, this Indemnification Agreement may be modified or waived by prior written consent of the indemnity.

         7.2 LICENSEE. Licensee shall defend (with counsel reasonably satisfactory to Licensor), indemnify, protect and hold harmless Licensor, its agents, officers, directors and shareholders, and each of them, of and from any and all claims, suits, demands, causes of action, judgments, liabilities, losses, costs and expenses (including, without limitation, actual attorneys' fees and disbursements and court costs) that arise out of or are in connection with (i) the breach of any of Licensee's warranties and representations herein contained, and (ii) the breach by Licensee of any of its other obligations under this Agreement. Any of the indemnified parties herein named may waive their respective rights of defense, in which case, notwithstanding anything to the contrary in this Agreement, Licensee shall not be responsible for the costs or expenses of any such waiving party's defense. Any costs incurred by any of the indemnified parties which are the responsibility of Licensee to the party incurring such expense, or, alternatively, at Licensor's election, maybe deducted by Licensor from any amounts owed to Licensee under this Agreement. Notwithstanding the foregoing, neither an indemnified party hereinabove set forth nor Licensee may settle or compromise any claim, suit, etc. arising under this section without the written consent of the other; provided, however, that such consent shall not be unreasonably withheld.

         Notwithstanding anything to the contrary, this Indemnification Agreement may be modified or waived by prior written consent of the indemnity.

8. NOTICES

         8.1 MEANS OF NOTICES. All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands and requests to be sent to any party shall be deemed to have been properly given or served by personally delivering the same, by sending the same by facsimile, or by sending the same prepaid by a commercial courier (such as Federal Express) or by depositing the same with the United States Postal Service, designated as registered or

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certified mail with return receipt requested, bearing adequate postage and addressed such party at the following:

As to Licensor:                    NURESCELL, Inc.
                                   1400 Bristol Street North, Suite 240
                                   Newport Beach, California 92660
                                   Facsimile: (949) 752-0091

with a copy to:                    Herzog, Fisher, Grayson & Wolfe
                                   9460 Wilshire Blvd., 5th Floor
                                   Los Angeles, CA 90212
                                   Facsimile: 310-278-5430
                                   Attention: Herbert N. Wolfe, Esq.

As to Licensee:                    NURESCELL, AG
                                   ________________________________
                                   ________________________________
                                   Attention:______________________
                                   Facsimile: _____________________

with a copy to:                    ________________________________
                                   ________________________________
                                   ________________________________


         8.2 EFFECTIVE DATE OF NOTICES. All notices, demands and requests given in the manner specified in Section 8 above shall be effective (i) upon receipt in the case of personal delivery or commercial courier, (ii) upon confirmation of delivery, in the case of delivery by facsimile, and (iii) two (2) days following deposit with the United States Postal Service in the case of mailing within the United States. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice, demand or request sent.

         8.3 CHANGE OF ADDRESS. By giving to the other party at least ten (10) days written notice thereof, each party and its respective successors and assigns shall have the right from time to time and at anytime during the term of this Agreement to change its address and each shall have the right to specify as its address for notices or any other address within or without the United States of America.

9. MISCELLANEOUS

         9.1 GOVERNING LAWS: WAIVER JURY. This Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the internal laws of the State of California. In the event of legal proceedings, the parties

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hereby knowingly, voluntarily and intentionally WAIVE THE RIGHT EITHER OF THEM
OR THEIR HEIRS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS OR ACTIONS OF EITHER PARTY. EACH OF THE PARTIES CONSENT TO THE JURISDICTION AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA.

         9.2 ENTIRE AGREEMENT. This Agreement and the Investment Agreement referred to herein contain the entire agreement between the parties hereto with respect to the subject matter hereof. No variations from, modifications of, amendments to or changes in this Agreement shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

         9.3 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.4 ATTORNEY FEES. If any litigation arises between the parties concerning this Agreement or its enforcement the prevailing party in such litigation shall be entitled to collect in such action from the non-prevailing party all costs of such litigation, including reasonable attorney fees at all levels of proceedings.

         9.5 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of nor may any provision hereof be enforced by, any other person.

         9.6 PUBLICITY. Each of the parties shall have the right to review before issuance the other's press releases, or any other public statements, with respect to the transactions contemplated hereby: provided, however, each of the companies shall be entitled, without prior consultation with or approval of the other, to make any press release or other public disclosure with respect to transactions as is required by applicable laws and regulations of the jurisdictions of the United States of America and/or the Federal Republic of Germany.

         9.7 FURTHER ASSURANCE. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may

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reasonably request in order to carry out the intent and to accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         9.8 REMEDIES. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall also be available.

         9.9 COUNTERPARTS: EXECUTION BY FACSIMILE. This Agreement and/or any amendments to this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature transmitted via facsimile shall be deemed an original signature for all purposes.

         IN WITNESS WHEREOF, the parties hereto have executed this License Agreement effective as of the day and year first written above.

"Licensor"                              "Licensee"
NURESCELL, INC.                         NURESCELL AG
a Nevada corporation                    An entity formed under the laws of the
                                        Federal Republic of Germany


By: /s/ William Wilson                  By: /s/ Hans Joachim Skrobanek
   ------------------------------       ---------------------------------
Its: Chairman                           Its: President
    -----------------------------            ----------------------------





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                                    EXHIBIT 1

                       DESCRIPTION OF LICENSED TECHNOLOGY


         The invention provides a novel material for shielding and internment of radioactive materials, radioactive waste as well as providing attenuation of x-ray energy. The material demonstrates shielding and physical properties superior to commonly used shielding materials such as concrete, steel or, in same cases, lead. The material may be compounded in such a way as to be used either in solid form or as a viscous liquid for specialized applications. The compound may include such materials as polyester epoxy, powdered metals, a coloring agent and poly styrenes in various combinations and ratios. Said invention is more particularly described in United States Patent Application No. 09/187641.

         Licensor shall provide to Licensee a copy of the patent, when issued, and shall also provide Licensee with a letter from Licensor's patent counsel setting forth the status of the patent application.



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                                    EXHIBIT 2

                         DESCRIPTION OF GEOGRAPHIC AREA
                        SUBJECT TO THE LICENSE AGREEMENT

         1.       Countries of the former Soviet Union

         2.       Countries located on the Continent of Europe

         3.       England and the British Isles








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